Exhibit 99.1

Important Risk Factors

         For a description of important factors that could cause actual results to differ materially from the results reflected in the forward-looking statements contained in this Form 10-Q, see pages 6 to 17 of the Annual Report on Form 10-K (Commission File No. 333-69864) filed with the Securities and Exchange Commission on March 28, 2002, which is hereby incorporated by reference.